UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012 (November 28, 2012)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2012, Walter Investment Management Corp. (the “Company”) entered into a Credit Agreement among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto (the “Walter Credit Agreement”).

The Walter Credit Agreement provides for a secured term loan in the amount of $700.0 million (the “Secured Term Loan”) and a secured revolving credit facility of up to $125.0 million (the “Secured Revolving Facility” and, together with the Secured Term Loan, the “Facility”). Up to $25.0 million of the Secured Revolving Facility is available for letters of credit. The Facility matures on November 28, 2017. The Secured Term Loan bears interest at a rate per annum equal to, at the option of the Company, LIBOR plus 4.50%, with a LIBOR “floor” of 1.25%, or an Alternate Base Rate plus 3.50%. The Company will also pay a commitment fee of 0.50% per annum on the unused portion of the Secured Revolving Facility. In the event the Secured Term Loan is prepaid, refinanced, substituted or replaced (including by way of amendment) in whole or in part prior to November 28, 2013 concurrently with the inccurrence of indebtendness with a lower all-in yield than that of the Secured Term Loan, any amounts so prepaid, refinanced, substituted or replaced will be subject to a prepayment fee of 1.00%.

The Walter Credit Agreement contains affirmative and negative covenants and representations and warranties customary for financings of this type and requires that the Company maintain certain leverage ratio and interest expense coverage ratio levels. The Facility is guaranteed by substantially all wholly-owned subsidiaries of the Company and secured by a first priority pledge on substantially all of the assets of the Company and the subsidiary guarantors, in each case subject to certain exceptions.

The foregoing description of the Walter Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Walter Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On November 28, 2012, the Company terminated all commitments and repaid all amounts owed under its existing First Lien Credit Agreement, dated as of July 1, 2011.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Walter Credit Agreement in Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, are incorporated in their entirety into this Item 2.03 by reference.

Item 8.01. Other Events

On December 4, 2012, the Company issued a press release announcing the Company’s entry into Secured Term Loan and Revolving Credit Facility. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: December 4, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Walter Credit Agreement dated November 28, 2012

99.1	Press Release dated December 4, 2012